Exhibit 5.1

March 17, 2026

Intelligent Protection Management Corp.

30 Jericho Executive Plaza, Suite 400E

Jericho, NY 11753

Re:	Intelligent Protection Management Corp. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Intelligent Protection Management Corp., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the registration of 1,400,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for issuance pursuant to the Intelligent Protection Management Corp. 2025 Long-Term Incentive Plan (the “Incentive Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have not considered and express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company; (ii) certain resolutions of the board of directors of the Company related to the filing of the Registration Statement, the approval of the Incentive Plan and related matters; (iii) the Incentive Plan; (iv) the Registration Statement and all exhibits thereto; (v) a certificate executed by an officer of the Company, dated as of the date hereof; and (vi) such other records, documents and instruments as we considered appropriate for purposes of the opinion stated herein.

We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

Haynes and Boone, LLP	2801 N. Harwood Street | Suite 2300 | Dallas, TX 75201 T: 214.651.5000 | haynesboone.com

In rendering the opinion set forth below, we have assumed that, at the time of the issuance of the Shares, (i) the resolutions of the board of directors of the Company referred to above will not have been modified or rescinded; (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or fully paid status of the Common Stock; (iii) the Company will receive consideration for the issuance of the Shares as required by the Incentive Plan and that is at least equal to the par value of the Common Stock; and (iv) the individual issuances, grants or awards under the Incentive Plan will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded in accordance with the requirements of the Incentive Plan.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that upon the issuance of the Shares in accordance with the terms of the Incentive Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP